UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   February 14, 2025

CONNECTONE BANCORP, INC.
(Exact name of Company as specified in its charter)

New Jersey	000-11486	52-1273725
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No

301 Sylvan Avenue
Englewood Cliffs, New Jersey		07632
(Address of principal executive offices)		(Zip Code)

Company's telephone number, including area code  (201) 816-8900

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	CNOB	NASDAQ
Depositary Shares (each representing a 1/40th interest in a share of 5.25% Series A Non-Cumulative, perpetual preferred stock)	CNOBP	NASDAQ

Item 5.07 Submission of Matters to a Vote of Security Holders.

On February 14, 2025, ConnectOne Bancorp, Inc. (the “Company”) held a Special Meeting of Shareholders (the “Special Meeting”) for the purpose of considering and acting upon the following matters:

1.
A proposal to approve the issuance of ConnectOne common stock to holders of The First of Long Island Corporation (“FLIC”) common stock pursuant to the merger agreement dated as of September 4, 2024 (“Agreement”), by and between ConnectOne and FLIC (the “ConnectOne share issuance proposal”); and

2.
To approve a proposal to adjourn the ConnectOne meeting, if necessary or appropriate, to solicit additional proxies in favor of the ConnectOne share issuance proposal (the “ConnectOne adjournment proposal”).

As will be discussed below, the shareholders of the Company approved both proposals, and no adjournment to solicit additional proxies was required.

As of December 16, 2024, the record date for the Special Meeting, there were 38,370,317 eligible votes with approximately 19,185,159 votes constituting a quorum at the meeting. 29,802,853 shares (or 77.67% of the shares outstanding) were voted.

The voting results for each proposal, including the votes for and against, and any abstentions or broker non-votes, are described below.

Item 1 – The ConnectOne Share Issuance Proposal

The Company’s shareholders approved the Share Issuance Proposal pursuant to the vote totals set forth below.

For	Against	Abstentions	Broker non-votes
29,629,792	22,696	150,365	0

Item 2 - ConnectOne Adjournment Proposal

For	Against	Abstentions	Broker non-votes
28,257,108	1,213,335	332,410	0

Item 8.01. Other Events.

On February 14, 2025, the Registrant and FLIC issued a joint press release announcing their respective shareholders’ approval of the merger-related proposals, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Also on February 14, 2025, FLIC held a Special Meeting of its Shareholders for the purpose of voting to approve the Agreement and certain compensation payable to FLIC’s executive officers as a result of the consummation of the transactions contemplated by the Agreement. Each proposal was approved by the FLIC shareholders. For additional information please see the Current Report on Form 8-K filed by FLIC with respect to its Special Meeting of Shareholders on February 14, 2025.

Item 9.01. Financial Statements and Exhibits.

99.1	Joint Press Release dated February 14, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

CONNECTONE BANCORP, INC. (Registrant)

Dated: February 14, 2025	By:	/s/ William S. Burns
WILLIAM S. BURNS
Senior Executive Vice President and Chief Financial Officer